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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                             MotherNature.com, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                             23-2832064
                 --------                             ----------
        (State of incorporation                      (IRS Employer
           or organization)                        Identification No.)

            One Concord Farms, 490 Virginia Road, Concord, MA 01742
            -------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [X]


 Securities Act registration statement file number to which this form relates:
                          333-_________ (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                           Name of each exchange on which
   to be so registered                           each class is to be registered
   -------------------                           ------------------------------

          None                                                 N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

   Information concerning the Registrant's Common Stock is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 13, 1999 (the "S-1 Registration Statement"), and such information is incorporated herein by reference.


Item 2.  Exhibits
         --------

Exhibit No.                      Exhibit
-----------                      -------

1. Certificate of Incorporation, as amended, of the Registrant (currently in effect) (Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement).

2. Form of Certificate of Amendment to Certificate of Incorporation of the Registrant (to be filed upon the effectiveness of the registration statement) (Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

3. Form of First Amended and Restated Certificate of Incorporation of the Registrant (to be filed upon the closing of the offering) (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

4. By-laws of the Registrant (currently in effect) (Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement).

5. Form of Amended and Restated By-laws of the Registrant (to take effect as of the effective date of the registration statement) (Incorporated by reference to Exhibit 3.5 to the S-1 Registration Statement).

6. Second Amended and Restated Registration Rights Agreement dated as of May 12, 1999 as amended on July 26, 1999 (Incorporated by reference to Exhibit 10.10 to the S-1 Registration Statement).
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                                   SIGNATURE
                                   ---------


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                MotherNature.com, Inc.



                                By: /s/ Michael L. Bayer
                                    --------------------
                                    Michael L. Bayer
                                    Chief Financial Officer, Treasurer
                                    and Secretary

Date:  August 13, 1999